INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 85 to Registration Statement No. 2-10806, of Nicholas Income Fund, Inc., on Form N-1A of our report dated February 9, 2001, and to the references to us under the headings "Financial Highlights" in the Prospectus, and "Independent Auditors and Legal Counsel" and "Financial Information" in the Statement of Additional Information, which are part of such Registration Statement.


Deloitte & Touche LLP
Chicago, Illinois
April 24, 2001